Exhibit 32

The undersigned officers of AVANT Immunotherapeutics, Inc. (the “Company”) hereby certify to our knowledge that the Company’s annual report on Form 10-K to which this certification is attached (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 16, 2006	By:	/s/ UNA S. RYAN
Name: Una S. Ryan, Ph.D.
Title: President and Chief Executive Officer
Date: March 16, 2006	By:	/s/ AVERY W. CATLIN
Name: Avery W. Catlin
Title: Senior Vice President and Chief Financial Officer